UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Homeland Energy Solutions, LLC held its 2013 annual members meeting on Thursday, April 4, 2013, for the purpose of voting on approval of the Amended and Restated Operating Agreement, voting on a member amendment to the Operating Agreement, and electing three directors to our board of directors. Votes were solicited in person and by proxy.

Proposal One: Amended and Restated Operating Agreement

The proposal to approve the Amended and Restated Operating Agreement was approved by the members. The votes were as follows:

Votes For	Votes Against	Votes Withheld/Abstain
63,631	4,073	1,382

Proposal Two: Member Amendment to the Operating Agreement

The proposal to approve the member amendment to the Operating Agreement was not approved by the members. The votes were as follows:

Votes For	Votes Against	Votes Withheld/Abstain
31,038	36,756	1,212

Proposal Three: Director Election

We had four nominees for three director positions. Patrick Boyle, Keith Eastman, and Chad Kuhlers were elected for three year terms until our 2016 annual meeting. The voting results for the director election were as follows:

Nominee	Votes For	Votes Withheld/Abstain
Patrick Boyle	62,029	90
Keith Eastman	45,497	25
Chad Kuhlers	62,027	90
Walter Wendland	26,146	90

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: April 5, 2013	/s/ David A. Finke
David A. Finke
Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)